UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 7 TO

Form S-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOUTHERN IOWA BIOENERGY LLC
(Exact Name of Registrant as Specified in its Charter)

Iowa	2860	20-2226223
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

115 South Linden Street, Lamoni, Iowa 50140
(641) 784-3510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Higdon, Chairman of the Board
115 South Linden Street
Lamoni, Iowa 50140
(641) 784-3510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Christopher R. Sackett
Joseph F. Leo
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309-2510
(515) 242-2400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Small reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We are filing this Pre-Effective Amendment No. 7 for the sole purpose of updating Exhibits 5.1 and 8.1 to our Registration Statement. In all other respects, our Registration Statement remains as previously filed.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Directors and officers of Southern Iowa BioEnergy LLC may be entitled to benefit from the indemnification provisions contained in the Company's Amended and Restated Operating Agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.

Our Amended and Restated Operating Agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member or director of Southern Iowa BioEnergy LLC shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a member or director or both. No director of the Company shall be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, Amended and Restated Operating Agreement, or the Iowa Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys' fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys' fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys' fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the Company in contradiction of the Iowa Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.

Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement so provides. Our Amended and Restated Operating Agreement provides that no member or director of Southern Iowa BioEnergy LLC shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

Principles of law and equity supplement the Iowa Limited Liability Company Act, unless displaced by particular provisions of the Act.

There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

The following is a schedule of the estimated rescission offer expenses (all of which will be borne by us) incurred in connection with this rescission offer:

Securities and Exchange Commission registration fee	$400
Legal fees and expenses	29,600
Accounting fees	15,000
Printing expenses and postage	10,000
Total	$55,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the time period ending on May 4, 2005, we issued and sold 518 membership units to our founding members at a purchase price of $333.33 per unit without registering the units with the Securities Exchange Commission. In addition, during the time period ending on August 16, 2005, we issued and sold 1,654 membership units to seed capital investors at a purchase price of $500 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 504 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 504 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation C or received the information required for non-accredited investors and made representations to us regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $999,665.

ITEM 27. EXHIBITS.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Articles of Organization of Southern Iowa BioEnergy LLC.	1

3.2	Amended and Restated Operating Agreement.	1

4.1	Form of Membership Unit Certificate.	1

4.2	Form of Subscription Agreement.	11

4.3	Third Amended and Restated Escrow Agreement with Great Western Bank dated April 25, 2008.	11

4.4	Form of Rescission Offer Election Form	11

5.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters.	12

8.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters.	12

10.1	Phase I Agreement between Southern Iowa BioEnergy LLC and Renewable Energy Group, LLC, dated March 2, 2005.	1

10.2	Phase II Agreement between Southern Iowa BioEnergy LLC and Renewable Energy Group, LLC, dated September 7, 2005.	1

10.3	Installment Real Estate Contract between Southern Iowa BioEnergy LLC, Jack Cooley and Jane Redman, dated June 29, 2005.	1

10.4	Real Estate Contract between Southern Iowa BioEnergy LLC and Fonda Brodsack, dated August 18, 2005.	1

10.5	Option to Purchase Agreement between Southern Iowa BioEnergy LLC and Graceland University, dated November 8, 2005.	1

10.6	Lease Agreement between Southern Iowa BioEnergy LLC and Robert D. Pierce and Greta M. Pierce, dated September 15, 2005.	1

10.7	Value Added Agricultural Processing Technical Assistance Grant Approval letter from Iowa Farm Bureau, dated March 14, 2005.	1

10.8	VAAPFAP Grant Approval from Iowa Department of Economic Development, dated March 18, 2005.	1

10.9	Letter of Conditions for Renewable Energy Systems/Energy Efficiency Improvements Grant from United States Department of Agriculture, Rural Development, dated September 25, 2005 and Name Change Approval dated October 31, 2005.	1

10.10	Letter of Conditions and Grant Agreement for Value-Added Producers Grant from Unites States Department of Agriculture, Rural Development, dated October 20, 2005.	1

10.11	Memorandum of Understanding regarding ISPB Value-Added Matching Grant from Iowa Soybean Promotion Board, dated May 25, 2005.	1

10.12	Award Letter for Enterprise Zone and Value-Added Agricultural Products and Processes Financial Assistance Program from Iowa Department of Economic Development, dated October 5, 2005.	1

10.13	Consulting Agreement between Southern Iowa BioEnergy LLC and John Kliegl, dated July 13, 2006.	2

10.14	Mortgage Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated June 12, 2006.	3

10.15	Management and Operational Services Agreement between Southern Iowa BioEnergy LLC and West Central Cooperative, dated July 26, 2006.	4

10.16	Line of Credit Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated October 4, 2006.	5

10.17	Agreement for Pre-Construction Services between Southern Iowa BioEnergy LLC and Renewable Energy Group, Inc., dated October 8, 2006.	5

10.18	Consent to Assignment between Southern Iowa BioEnergy LLC, West Central Cooperative and Renewable Energy Group, Inc., dated August 7, 2006.	5

10.19	Consulting Agreement between Southern Iowa BioEnergy LLC and Third Inning Solutions, Inc., dated February 28, 2007.	6

10.20	Change in Terms Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated April 17, 2007.	7

10.21	Environmental Consulting Proposal between Southern Iowa BioEnergy LLC and Thompson Environmental Consulting, Inc., dated May 9, 2007.	7

10.22	Interim Agreement between Southern Iowa BioEnergy LLC and Ball Industrial Services, LLC, dated May 17, 2007.	7

10.23	Risk Management and Feedstock Agency Agreement between Southern Iowa BioEnergy LLC and FCStone, LLC, dated May 30, 2007.	7

10.24	Biodiesel Marketing Agreement between Eco-Energy Biodiesel and Southern Iowa BioEnergy LLC, dated June 6, 2007.	7

10.25	Engagement Letter between Ascendant Financial Partners, LLC and Southern Iowa BioEnergy LLC, dated June 11, 2007.	8

10.26	Engagement Letter between Commercial Property Lenders, Inc. and Southern Iowa BioEnergy LLC, dated October 17, 2007.	9

10.27	Memorandum of understanding between SAFER Energy, LLC and Southern Iowa BioEnergy LLC, dated November 6, 2007.	9

10.28	Interim Agreement between Southern Iowa BioEnergy LLC and Ball Industrial Services, LLC, dated December 5, 2007	10

10.29	Line of Credit Agreement between Southern Iowa BioEnergy LLC and American State Bank – Osceola, dated December 24, 2007	10

10.30	Extension Agreement between American State Bank and Southern Iowa BioEnergy LLC, dated February 16, 2008	11

10.31	Change in Terms Agreement between Great Western Bank and Southern Iowa BioEnergy LLC, dated February 19, 2008	11

10.32	Promissory Note from Southern Iowa BioEnergy LLC to American State Bank – Osceola, dated April 9, 2008	11

14.1	Code of Ethics	5

23.1	Consent of Independent Auditors	11

(1)	Incorporated by reference to the exhibit of the same number on our Registration Statement on Form SB-2, No. 333-131775, originally filed on February 10, 2006.

(2)	Incorporated by reference to exhibit 10.1 in Form 10-QSB filed on July 28, 2006.

(3)	Incorporated by reference to exhibit 10.2 in Form 10-QSB filed on July 28, 2006.

(4)	Incorporated by reference to exhibit 10.3 in Form 10-QSB filed on July 28, 2006.

(5)	Incorporated by reference to the exhibit of the same number on our Form 10-KSB filed on January 25, 2007.

(6)	Incorporated by reference to exhibit 10.1 in Form 10-QSB filed on March 19, 2007.

(7)	Incorporated by reference to the exhibit of the same number in our Registration Statement on Form SB-2, No. 333-143586, originally filed on June 8, 2007.

(8)	Incorporated by reference to exhibit 10.25 in Form 10-QSB filed on June 14, 2007.

(9)	Incorporated by referenced to the exhibit of the same number on our Pre-Effecitve Amendment No. 4 to our Registration Statement on Form SB-2, No. 333-143586, originally filed November 27, 2007.

(10)	Incorporated by reference to the exhibit of the same number in Form 10-KSB filed on January 29, 2008.

(11)	Incorporated by referenced to the exhibit of the same number in our Post-Effective Amendment No. 6 to our Registration Statement on Form SB-2, No. 333-131775, originally filed November 27, 2007.

(12)	Filed herewith.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form S1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Lamoni, Iowa on May 30, 2008.

SOUTHERN IOWA BIOENERGY LLC

Date:	May 30, 2008	/s/ William T. Higdon
William T. Higdon
Chairman, President and Director (Principal Executive Officer)

Date:	May 30, 2008	/s/ Alan Elefson
Alan Elefson
Treasurer and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 30, 2008	/s/ William T. Higdon
William T. Higdon, Chairman, President,
Director (Principal Executive Officer)

Date: May 30, 2008	/s/ Alan Elefson
Alan Elefson, Treasurer, Director
(Principal Financial and Accounting Officer)

Date: May 30, 2008	/s/ Leon Kessel
Leon Kessel, Director

Date: May 30, 2008	/s/ J.R. Cornett
J.R. Cornett, Director

Date: May 30, 2008	/s/ William D. Morain
William D. Morain, Secretary and Director

Date: May 30, 2008	/s/ Jack Cooley
Jack Cooley, Director

Date: May 30, 2008	/s/ J. Scott Sunderman
J. Scott Sunderman, Director

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Articles of Organization of Southern Iowa BioEnergy LLC.	1

3.2	Amended and Restated Operating Agreement.	1

4.1	Form of Membership Unit Certificate.	1

4.2	Form of Subscription Agreement.	11

4.3	Third Amended and Restated Escrow Agreement with Great Western Bank dated April 25, 2008.	11

4.4	Form of Rescission Offer Election Form	11

5.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters.	12

8.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters.	12

10.1	Phase I Agreement between Southern Iowa BioEnergy LLC and Renewable Energy Group, LLC, dated March 2, 2005.	1

10.2	Phase II Agreement between Southern Iowa BioEnergy LLC and Renewable Energy Group, LLC, dated September 7, 2005.	1

10.3	Installment Real Estate Contract between Southern Iowa BioEnergy LLC, Jack Cooley and Jane Redman, dated June 29, 2005.	1

10.4	Real Estate Contract between Southern Iowa BioEnergy LLC and Fonda Brodsack, dated August 18, 2005.	1

10.5	Option to Purchase Agreement between Southern Iowa BioEnergy LLC and Graceland University, dated November 8, 2005.	1

10.6	Lease Agreement between Southern Iowa BioEnergy LLC and Robert D. Pierce and Greta M. Pierce, dated September 15, 2005.	1

10.7	Value Added Agricultural Processing Technical Assistance Grant Approval letter from Iowa Farm Bureau, dated March 14, 2005.	1

10.8	VAAPFAP Grant Approval from Iowa Department of Economic Development, dated March 18, 2005.	1

10.9	Letter of Conditions for Renewable Energy Systems/Energy Efficiency Improvements Grant from United States Department of Agriculture, Rural Development, dated September 25, 2005 and Name Change Approval dated October 31, 2005.	1

10.10	Letter of Conditions and Grant Agreement for Value-Added Producers Grant from Unites States Department of Agriculture, Rural Development, dated October 20, 2005.	1

10.11	Memorandum of Understanding regarding ISPB Value-Added Matching Grant from Iowa Soybean Promotion Board, dated May 25, 2005.	1

10.12	Award Letter for Enterprise Zone and Value-Added Agricultural Products and Processes Financial Assistance Program from Iowa Department of Economic Development, dated October 5, 2005.	1

10.13	Consulting Agreement between Southern Iowa BioEnergy LLC and John Kliegl, dated July 13, 2006.	2

10.14	Mortgage Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated June 12, 2006.	3

10.15	Management and Operational Services Agreement between Southern Iowa BioEnergy LLC and West Central Cooperative, dated July 26, 2006.	4

10.16	Line of Credit Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated October 4, 2006.	5

10.17	Agreement for Pre-Construction Services between Southern Iowa BioEnergy LLC and Renewable Energy Group, Inc., dated October 8, 2006.	5

10.18	Consent to Assignment between Southern Iowa BioEnergy LLC, West Central Cooperative and Renewable Energy Group, Inc., dated August 7, 2006.	5

10.19	Consulting Agreement between Southern Iowa BioEnergy LLC and Third Inning Solutions, Inc., dated February 28, 2007.	6

10.20	Change in Terms Agreement between Southern Iowa BioEnergy LLC and Great Western Bank, dated April 17, 2007.	7

10.21	Environmental Consulting Proposal between Southern Iowa BioEnergy LLC and Thompson Environmental Consulting, Inc., dated May 9, 2007.	7

10.22	Interim Agreement between Southern Iowa BioEnergy LLC and Ball Industrial Services, LLC, dated May 17, 2007.	7

10.23	Risk Management and Feedstock Agency Agreement between Southern Iowa BioEnergy LLC and FCStone, LLC, dated May 30, 2007.	7

10.24	Biodiesel Marketing Agreement between Eco-Energy Biodiesel and Southern Iowa BioEnergy LLC, dated June 6, 2007.	7

10.25	Engagement Letter between Ascendant Financial Partners, LLC and Southern Iowa BioEnergy LLC, dated June 11, 2007.	8

10.26	Engagement Letter between Commercial Property Lenders, Inc. and Southern Iowa BioEnergy LLC, dated October 17, 2007.	9

10.27	Memorandum of understanding between SAFER Energy, LLC and Southern Iowa BioEnergy LLC, dated November 6, 2007.	9

10.28	Interim Agreement between Southern Iowa BioEnergy LLC and Ball Industrial Services, LLC, dated December 5, 2007	10

10.29	Line of Credit Agreement between Southern Iowa BioEnergy LLC and American State Bank – Osceola, dated December 24, 2007	10

10.30	Extension Agreement between American State Bank and Southern Iowa BioEnergy LLC, dated February 16, 2008	11

10.31	Change in Terms Agreement between Great Western Bank and Southern Iowa BioEnergy LLC, dated February 19, 2008	11

10.32	Promissory Note from Southern Iowa BioEnergy LLC to American State Bank – Osceola, dated April 9, 2008	11

14.1	Code of Ethics	5

23.1	Consent of Independent Auditors	11

(1)	Incorporated by reference to the exhibit of the same number on our Registration Statement on Form SB-2, No. 333-131775, originally filed on February 10, 2006.

(2)	Incorporated by reference to exhibit 10.1 in Form 10-QSB filed on July 28, 2006.

(3)	Incorporated by reference to exhibit 10.2 in Form 10-QSB filed on July 28, 2006.

(4)	Incorporated by reference to exhibit 10.3 in Form 10-QSB filed on July 28, 2006.

(5)	Incorporated by reference to the exhibit of the same number on our Form 10-KSB filed on January 25, 2007.

(6)	Incorporated by reference to exhibit 10.1 in Form 10-QSB filed on March 19, 2007.

(7)	Incorporated by reference to the exhibit of the same number in our Registration Statement on Form SB-2, No. 333-143586, originally filed on June 8, 2007.

(8)	Incorporated by reference to exhibit 10.25 in Form 10-QSB filed on June 14, 2007.

(9)	Incorporated by referenced to the exhibit of the same number on our Pre-Effecitve Amendment No. 4 to our Registration Statement on Form SB-2, No. 333-143586, originally filed November 27, 2007.

(10)	Incorporated by reference to the exhibit of the same number in Form 10-KSB filed on January 29, 2008.

(11)	Incorporated by referenced to the exhibit of the same number in our Post-Effective Amendment No. 6 to our Registration Statement on Form SB-2, No. 333-131775, originally filed November 27, 2007.

(12)	Filed herewith.